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                                                                     Exhibit 4.1

             SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT
             -------------------------------------------------------

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT ("Second Amendment") is made and entered into as of December 30, 1996 by and between Arbor Health Care Company, a corporation organized and existing under the laws of the State of Delaware, located at 1100 Shawnee Road, Lima, Ohio 45805 ("Company"), and Bank One, Lima, NA, 121 West High Street, Lima, Ohio 45802, ("Bank One").

                                   WITNESSETH:
                                   -----------

WHEREAS, Company and Bank One entered into an Amended and Restated Loan Agreement dated August 1, 1995, as amended by that certain Amendment to Amended and Restated Loan Agreement dated as of February 1, 1996 (the "Agreement") pursuant to which Company obtained loans from Bank One up to the maximum amount of Fourteen Million Dollars ($14,000,000.00); and

WHEREAS, Company and Bank have agreed to amend the Agreement in order to change the maturity and availability dates of the loans upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties agree as follows:

A. The first sentence of Section 1.1 of the Agreement is hereby deleted and replaced by the following:

         For the period through July 1, 1998 Bank One hereby agrees to lend Company up to the maximum aggregate amount of Fourteen Million Dollars ($14,000,000.00) (the "Credit Commitment").

B. The first sentence of Section 1.2.1 of the Agreement is hereby deleted and replaced by the following:

         Company shall execute and deliver to Bank One a promissory note in the form of Exhibit "A-2" attached hereto (hereinafter referred to as the "Revolving Credit Note").

C. The first sentence of Section 1.2.3 of the Agreement is hereby deleted and replaced by the following:

         The Revolving Credit Note will mature on July 1, 1998 and shall bear interest prior to maturity at the rate(s) stated in Section 1.4.

D. Section 1.2.4 of the Agreement is hereby deleted and replaced by the following:

1.2.4 INTEREST PAYMENTS. Interest on the outstanding principal balance of the Revolving Credit Note shall be paid by Company in monthly installments commencing thirty (30) days from the date the Revolving Credit Note is signed and continuing on the 30th day of each succeeding calendar month until July 1, 1998, when all accrued but unpaid interest shall be due and payable in full.


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E. The last sentence of Section 1.5 of the Agreement is hereby deleted and replaced by the following:

         The Company shall be entitled to cancel this commitment in whole or in part at any time prior to July 1, 1998 and such cancellation shall be irrevocable.

E. In Section 8.1, the definition of "Revolving Credit Note" is hereby deleted and replaced with the following:

         "Revolving Credit Note" shall mean the note in the form of Exhibit "A-2" attached hereto executed by Company and delivered to Bank One pursuant to Section 1.2.1 hereof.

F. Company shall execute and deliver to Bank One an Amended and Restated Revolving Credit Note in the form and substance of Exhibit "A-2".

G. This Second Amendment is a revision only and not a novation, and except as specifically modified by the terms and conditions of this Second Amendment, all of the terms and conditions of the Agreement remain in full force and effect.

THE PARTIES HAVE HEREUNTO SET THEIR HANDS and caused this Second Amendment to be duly executed by their respective duly-authorized officers on the day and year set forth below.

BANK ONE, LIMA, NA                             ARBOR HEALTH CARE COMPANY

By: /s/ Jeff Dudderar                         By: /s/W. Wondolowski
    -------------------------------               -----------------------------

Its: Vice President                            Its:Vice President & Treasurer
     ------------------------------                ----------------------------

Date:     12/30/96                             Date:     12/30/96
      -----------------------------                 ---------------------------



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                                 EXHIBIT "A-2"

                             REVOLVING CREDIT NOTE

$1,000,000.00                      Lima, Ohio                 December 30, 1996

On or before July 1, 1998, for value received, the undersigned promises to pay to the order of Bank One, Lima, NA (hereinafter called "Bank One") the sum of One Million Dollars ($1,000,000.00) or such lesser portion thereof as may from time to time be disbursed to, or for the benefit of the undersigned, with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at the rate or rates provided for in that certain Amended and Restated Loan Agreement dated August 1, 1995 (the "Loan Agreement"). Both principal and interest are payable in lawful money of the United States at the Main Office of Bank One, 121 West High Street, Lima, OH 45802.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in said Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.

The undersigned authorize(s) any attorney-at-law to appear for the undersigned in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned, and to confess judgment in favor of the legal holder of this promissory note against the undersigned, for the amount that may be due, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.




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------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

------------------------------------------------------------------------------


                                            ARBOR HEALTH CARE COMPANY

                                            By:________________________________

                                            Its:_______________________________




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                             REVOLVING CREDIT NOTE

$1,000,000.00                      Lima, Ohio                 December 30, 1996

On or before July 1, 1998, for value received, the undersigned promises to pay to the order of Bank One, Lima, NA (hereinafter called "Bank One") the sum of One Million Dollars ($1,000,000.00) or such lesser portion thereof as may from time to time be disbursed to, or for the benefit of the undersigned, with interest (computed on the basis of the actual number of days elapsed divided by a year of 360 days) before maturity on the balance from time to time remaining unpaid at the rate or rates provided for in that certain Amended and Restated Loan Agreement dated August 1, 1995 (the "Loan Agreement"). Both principal and interest are payable in lawful money of the United States at the Main Office of Bank One, 121 West High Street, Lima, OH 45802.

This promissory note evidences a borrowing under and is entitled to the benefits of the Loan Agreement. The principal may become due or may be declared forthwith due and payable in the manner and upon the terms and conditions and with the effect provided in said Loan Agreement.

THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BANK ONE AND THE UNDERSIGNED ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE UNDERSIGNED AND BANK ONE IN CONNECTION WITH THIS PROMISSORY NOTE, THE LOAN AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK ONE'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN THIS PROMISSORY NOTE OR ANY OTHER DOCUMENT RELATED HERETO.

The undersigned authorize(s) any attorney-at-law to appear for the undersigned in an action on this promissory note, at any time after the same becomes due, as herein provided, in any court of record in or of the State of Ohio, or elsewhere, to waive the issuing and service of process against the undersigned, and to confess judgment in favor of the legal holder of this promissory note against the undersigned, for the amount that may be due, with interest at the rate therein mentioned and cost of suit, and to waive and release all errors in said proceedings and judgment, and all petitions in error, and right of appeal from the judgment rendered.

------------------------------------------------------------------------------

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

------------------------------------------------------------------------------


                                            ARBOR HEALTH CARE COMPANY

                                            By:      /s/  W. Wondolowski
                                                -------------------------------

                                            Its:     Vice President & Treasurer
                                                --------------------------------